Exhibit 99.1

NEWS RELEASE

CONTACT:	Investor Relations	Corporate Communications
	435.634.3200	435.634.3553
	Investor.relations@skywest.com	corporate.communications@skywest.com

SkyWest enters into a $573 million Secured Loan Facility

under CARES Act

ST. GEORGE, UTAH, September 29, 2020 -- SkyWest, Inc. (NASDAQ: SKYW) (“SkyWest”) today announced that it and its wholly-owned subsidiary SkyWest Airlines, Inc. have entered into a five-year Loan and Guarantee Agreement with the U.S. Treasury Department which provides SkyWest Airlines with a secured term loan facility to borrow up to $573 million under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act). On September 29, 2020, upon entry into the Loan Agreement, SkyWest Airlines borrowed $60 million under the facility and has until March 26, 2021 to determine if it will borrow additional amounts in up to two subsequent borrowings.

The interest rate under the secured term loan facility is LIBOR plus 3.0% with no amortization. In consideration for the loan, SkyWest is obligated to issue warrants to the U.S. Treasury Department to purchase shares of common stock based on, and in connection with, amounts drawn under the secured term loan facility. In connection with the initial $60 million draw under the facility, SkyWest issued warrants to purchase 211,416 shares of common stock at an exercise price of $28.38 per share.

The Loan and Guarantee Agreement also includes certain restrictions, including restrictions on the payment of dividends and the repurchase of SkyWest shares. The Secured Loan is collateralized by aircraft engines and aircraft parts.

About SkyWest

SkyWest, Inc. is the holding company for SkyWest Airlines and SkyWest Leasing, an aircraft leasing company. SkyWest Airlines has a fleet of nearly 500 aircraft connecting passengers to over 250 destinations throughout North America. SkyWest Airlines operates through partnerships with United Airlines, Delta Air Lines, American Airlines and Alaska Airlines carrying more than 43 million passengers in 2019.

Forward Looking-Statements

In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “forecasts,” "expects," "intends," "believes," "anticipates," “estimates,” "should," "likely" and similar expressions identify forward-looking statements. Such statements include, but are not limited to, statements about the expected terms, timing and benefits of the secured term loan facility under the CARES Act, the impact of the COVID-19 outbreak on SkyWest’s business, financial condition and results of operations, as well as SkyWest’s future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, and other statements that are not historical facts. All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date. SkyWest assumes no obligation to update any forward-looking statements for any reason. Readers should note that many factors could affect the future operating and financial results of SkyWest and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release. These factors include, but are not limited to, uncertainties regarding the impact of the secured term loan facility on SkyWest’s business and operations, the consequences of the COVID-19 outbreak to economic conditions, the travel industry and our major partners in general and the financial condition and operating results of SkyWest in particular, the prospects of entering into agreements with existing or other carriers to fly new aircraft, ongoing negotiations between SkyWest and its major partners regarding their contractual obligations, uncertainties regarding operation of new aircraft, the ability to attract and retain qualified pilots, the impact of regulatory issues such as pilot rest rules and qualification requirements, and the ability to obtain aircraft financing.

Actual operational and financial results of SkyWest will likely also vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of other reasons, including, in addition to those identified above: the existing global COVID-19 pandemic and the outbreak of any other disease or similar public health threat that affects travel demand or travel behavior; the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel, including related to the duration and impact of the COVID-19 pandemic, and related decreases in customer demand and spending; the financial stability of SkyWest’s major partners and any potential impact of their financial condition on the operations of SkyWest; fluctuations in flight schedules, which are determined by the major partners for whom SkyWest conducts flight operations; variations in market and economic conditions; significant aircraft lease and debt commitments; estimated useful life of long-lived assets, residual aircraft values and related impairment charges; labor relations and costs; the impact of global instability; rapidly fluctuating fuel costs, and potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ materially from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

2